Exhibit 99.1

Emerge Energy Services LP Terminates Independence Project

Fort Worth, Texas — April 7, 2015 — Superior Silica Sands LLC (“SSS”), a wholly owned subsidiary of Emerge Energy Services LP (“Emerge Energy”), today announced that it will no longer pursue the construction of a silica sand processing facility in Independence, Wisconsin.

“This was a difficult but necessary decision,” said Rick Shearer, Chief Executive Officer of Emerge Energy and SSS.  “Given current economic conditions affecting the frac sand industry as a whole, as well as the specific mining and processing economics at Independence, we feel that the project is no longer economically viable.”

About Emerge Energy Services LP

Emerge Energy Services LP (NYSE: EMES) is a growth-oriented limited partnership engaged in the businesses of mining, producing, and distributing silica sand, a key input for the hydraulic fracturing of oil and natural gas wells.  Emerge Energy also processes transmix, distributes refined motor fuels, operates bulk motor fuel storage terminals, and provides complementary fuel services.  Emerge Energy operates its sand segment through its subsidiary Superior Silica Sands LLC and its fuel segment through its subsidiaries Direct Fuels LLC and Allied Energy Company LLC.